Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Gifts International Holdings Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares with no par value	(1)	457(o)		$	$34,500,000.00	0.0001381	$4,764.45

Total Offering Amounts:							$34,500,000.00		4,764.45
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,056.39
Net Fee Due:									$3,708.06

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Offering Note(s)

(1)	Includes Class A Ordinary Shares issuable upon exercise of the underwriters’ over-allotment option. The maximum aggregate offering price has been estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional Class A Ordinary Shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Gifts International Holdings Limited	(1)	F-1	333-287861	06/06/2025		$1,056.39	Equity	Class A Ordinary Shares with no par value		$6,900,000.00	$
Fee Offset Sources	Gifts International Holdings Limited		F-1	333-287861		06/06/2025							1,056.39

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant has withdrawn such prior registration statement that included the unsold securities under such prior registration statement.